SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 9, 2002

(Date of earliest event reported)

Rubio’s Restaurants, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-26125 (Commission File Number)	33-0100303 (IRS Employer Identification No.)

1902 Wright Place, Suite 300
Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(760) 929-8226

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 5. Other Events.

Rubio’s Restaurants, Inc. (the “Company”) named Sheri Miksa as its new President and Chief Operating Officer, effective September 9, 2002. Ralph Rubio will retain his role as Chief Executive Officer and Chairman of the Board of Directors. Attached hereto as Exhibit 99.1 is a press release issued by the Company on September 9, 2002, relating to the employment of Ms. Miksa.

Ms. Miksa was selected after an extensive search conducted with the assistance of an executive search firm.

Prior to joining the Company, from 2000 to 2002, Ms. Miksa served as Chief Operating Officer of Seattle Coffee Company, a subsidiary of AFC Enterprises, Inc. (Nasdaq: AFCE), the parent company of Seattle’s Best Coffee®, LLC, and Torrefazione Italia Coffee®, LLC, based in Seattle. There, Ms. Miksa was responsible for profitability and strategic direction for the two brands, including company and franchise operations, marketing/product development and development services/system support. From 1999 to 2000, Ms. Miksa served as Vice President, Operations, for LSG Sky Chefs, a leader in airline catering services, where she was responsible for operations, customer service, menu creation and strategic direction. Ms. Miksa has also spent a number of years in key operational leadership roles with increasing P&L responsibility and oversaw 200+ locations at Taco Bell Corp., a subsidiary of YUM! Brands, Inc., (NYSE: YUM), one of the nation’s leading Mexican quick service restaurant chains. Her positions at Taco Bell Corp. included Senior Director, Operations from 1995 to 1998. Earlier, Ms. Miksa was employed in management or marketing positions at Aspencrest Hospitality Inc., Sceptre Hospitality Resources Inc., Frito Lay Inc., General Foods Corporation, and Atlantic Richfield Company. Ms. Miksa serves on the Board of the Women’s Food Service Forum (WFF). She received her MBA from the Stanford Graduate School of Business.

Ms. Miksa’s employment agreement with the Company, a copy of which is attached hereto as Exhibit 10.1, provides for, among other things: (i) an annual base salary of $300,000; (ii) for calendar year 2002, a bonus of up to 50% of her base salary if pretax income equals budget in accordance with the Company’s Fiscal 2002 Executive Bonus Plan, and 7.5% of pretax income above budget for 2002 in accordance with the terms of such bonus plan for 2002; (iii) options to purchase 300,000 registered shares of the Company’s common stock in accordance with the Company’s 1999 Stock Option Plan (the options vest at 20% at the end of the first year and each month thereafter for 48 months, unless there is a change in control of the Company in which case 50% of all then unvested options will become fully vested immediately and the remaining unvested options will become fully vested if Ms. Miksa is actually or constructively terminated within 12 months of the change of control); (iv) a one-time $100,000 payment to be used for Ms. Miksa’s relocation expenses; (v) a car allowance of $750 per month plus $0.15 per mile (exclusive of commuter mileage); and (vi) severance benefits including six months salary if terminated without cause prior to a change of control of the Company and 12 months salary if terminated without cause after a change of control of the Company.

The employment arrangement between Ms. Miksa and the Company is not for a specific term and can be terminated by Ms. Miksa or the Company at any time and for any reason, with or without cause or advanced notice.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

10.1	Letter Agreement between Sheri Miksa and the Company, dated September 9, 2002.
99.1	Press Release, dated September 9, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBIO’S RESTAURANTS, INC.

Date: September 10, 2002	By:	/s/ Ira Fils

Ira Fils Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between Sheri Miksa and the Company, dated September 9, 2002.
99.1	Press Release, dated September 9, 2002.